                          AMENDED AND RESTATED BY-LAWS

                                       OF

                           ALLSTATES WORLDCARGO, INC.

                               Article I. OFFICES

                                Registered Office

     1.01 The Corporation shall continuously maintain a registered office in the State of New Jersey and a registered agent having a business office at the registered office. The Corporation's initial registered office and registered agent shall be as set forth in the Corporation's certificate of incorporation. When the registered office is changed or when the registered agent is changed, dies, resigns, or becomes disqualified, the Board shall determine the address of a new registered office or designate a successor registered agent or both, and shall cause the proper officers of the Corporation to file the required certificates with the secretary of state of New Jersey.

                           Principal Place of Business

     1.02 The Board of Directors has full power and authority to establish and to change the principal place of business at any time to another location within or outside of the State of New Jersey.

                            Other Places of Business

     1.03 Other places of business or offices may at any time be established by the Board at any place or places within or outside the State of New Jersey.

              Article II. SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

                                 Annual Meeting

     2.01 The annual meeting of shareholders of the Corporation shall be held at the time and place, either within or outside of the State of New Jersey, fixed by the Board of Directors. The Secretary of the Corporation shall cause written notice of the time, place and purposes, including the election of directors, of the meeting to be transmitted to shareholders within the time periods prescribed by law.

                                Special Meetings

     2.02 A special meeting of shareholders of the Corporation may be called for any purpose and at any time by the President or pursuant to a resolution adopted by the Board of Directors. Special meetings shall also be called by the Secretary or, in the case of, the death, absence, incapacity or refusal of the Secretary, by any other officer on the written request of shareholders who hold, in the aggregate, at least ten percent of the shares of stock of the Corporation entitled to vote on the matter to be acted on at the meeting. The shareholders' written request must set forth the purpose or purposes of the special meeting.

                           Consents Instead of Meeting

     2.03 (a) Except as otherwise provided in New Jersey Statutes Section 14A:5-6(1), any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, provided that every shareholder who is entitled to vote on the action consents in writing to the action.

          (b) In spite of subparagraph (a) above, any action to be taken by the shareholders, other than the annual election of directors, may be taken without a meeting and without the unanimous written consent of the shareholders, provided that

               1. Before the action, the Corporation obtains the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize the action at a meeting at which all shareholders entitled to vote on the action were present and voting;

               2. If any shareholder has the right to dissent from the action, the Board shall fix a date on which written consents are tabulated, if no shareholder may dissent, the fixing of a date for tabulation shall be optional.

               3. No consent shall be counted that is received more than sixty days after the date on which the Board authorizes the solicitation of consents or, in a case in which consents (or proxies for consents) are solicited from all shareholders who would have been entitled to vote at a meeting called to authorize the proposed action, more than sixty days after the date of mailing of solicitations of consents (or of proxies for consents); and

               4. To the extent (if any) and in the manner required by New Jersey Statutes Section 14A:5-6(2), the Secretary of the Corporation shall provide advance written notice of the proposed action and the conditions precedent to that action to all nonconsenting shareholders who would have been entitled to notice of a meeting to vote on the action.

          (c) All written consents obtained by the Corporation pursuant to this paragraph 2.03 shall be filed in the minute book of the Corporation promptly after submission by the shareholders. Written consents may be executed together or in counterparts.

          (d) When written consents sufficient under this paragraph 2.03 and N.J.S.A. 14A:5-6 to approve the action or actions referred to in such consents are delivered to the Corporation, the Corporation shall, if required for the action(s) set forth therein to be effective, promptly file with the Securities and Exchange Commission and, upon clearance or lapse of applicable waiting period(s), mail to shareholders an information statement as required by applicable law.

          (e) Any action taken pursuant to this paragraph 2.03 shall have the same effect, for all purposes, as if taken at a shareholders' meeting.

                                     Quorum

     2.04 Except as otherwise required by New Jersey Statutes Sections 14A:5-2 and 14A5-3, the presence at a meeting in person or by proxy of the holders of shares entitled to case a majority of the votes of all shares issued and outstanding shall constitute a quorum. The shareholders present at a meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum. If an insufficient number of shareholders is present at a meeting, in person or by proxy, to constitute a quorum, those shareholders who are present and who are entitled to vote at the meeting shall have the power to adjourn the meeting until enough shareholders are present to constitute a quorum.

                             Adjournment of Meetings

     2.05 Any annual or special shareholders' meeting may be adjourned by the holders of a majority of the voting shares of the Corporation who are present in person or by proxy at the meeting. If the new time and place for the meeting are announced at the time of adjournment, and the only business to be transacted after reconvening could have been transacted at the original meeting, then no further notice of the new time and place for the meeting need be given to the shareholders. If the adjournment is for more than thirty days, or if, after the adjournment, the Board of Directors fixes a new record date for the meeting, new notice of the meeting shall be given to each shareholder of record, as determined on the new record date.

                                     Voting

     2.06 (a) At every meeting of shareholders, each person entitled to vote and present at the meeting in person or by proxy shall have one vote for each full voting share of the Corporation that stands in that person's name on the books of the Corporation either (1) on the date fixed pursuant to the provisions of paragraph 2.07 of these bylaws as the record date for the determination of the shareholders to be entitled to notice of or to vote at such meeting; or (2) if no record date is fixed, then at the close of business on the day preceding the day on which notice is given. If the Corporation has more than one class of shares outstanding on the applicable record date, then the foregoing provision shall apply only to the common shares of the Corporation; the shareholders of all other classes shall vote their shares in the manner provided in the certificate of incorporation as amended from time to time.

          (b) If the Corporation holds its own shares, the Corporation shall not vote those shares at any meeting and those shares shall not be counted in determining the total number of outstanding shares at any given time. If the Corporation holds a majority of the shares entitled to vote for the election of directors of another domestic corporation or a foreign corporation, shares of the Corporation held by the other domestic or foreign corporation may not be voted at any meeting of shareholders of the Corporation for any purpose.

          (c) Except as otherwise provided in New Jersey Statutes Section 14A:5-11 with regard to multiple classes or series of shares, whenever any action, other than the election of directors, is to be taken by vote of the shareholders, the action shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote unless a greater plurality is required by the certificate of incorporation or by the New Jersey Business Corporation Act.

                                   Record Date

     2.07 The Board of Directors shall fix, in advance, the record date for the determination of shareholders entitled to notice of or to vote at any annual or special meeting of shareholders or any adjournment thereof, or to consent to corporate action in writing without a meeting. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. In the case of a meeting, the record date shall not be more than sixty days nor less than ten days before the date of the meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In the case of consent to corporate action in writing without a meeting, the record date shall not be more than ten days after the date on which the resolution fixing the record date for shareholders to consent to corporate action without a meeting is adopted by the Board of Directors. If the Board fails to fix a record date for any shareholders' meeting, the record date shall be the close of business on the day before the day on which notice of the meeting is given, or if no notice is given, the day before the date on which the meeting is held. Notwithstanding the foregoing, if prior to the date referred to in (a) or (b) below, as applicable, no record date has been fixed by the Board of Directors for determining shareholders entitled to consent to corporate action in writing without a meeting and (a) if no prior action by the Board of Directors is required by applicable New Jersey law for the shareholders to take such corporate action, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with the provisions of paragraph 2.03 of these Bylaws, or (b) if prior action by the Board of Directors is required by applicable New Jersey law for the shareholders to take such corporate action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                                     Proxies

     2.08 Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act by written proxy (which may be in the form of a telegram or cable or its equivalent) given by the shareholder or the shareholder's agent. No proxy shall be valid for more than eleven months, unless a longer time is expressly provided in the proxy. Unless it is coupled with an interest or is otherwise irrevocable as provided in New Jersey Statutes Section 14A:5-19(3), a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder but shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any shareholders' meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder files a written notice of revocation with the Secretary of the meeting before the voting of that proxy or the voting of the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

                            Voting of Pledged Shares

     2.09 Any person who has pledged shares entitled to vote at any annual or special meeting of shareholders of this Corporation shall have the right to vote those shares until they have been transferred into the name of the pledges or the nominee of the pledgee.

                           Voting of Redeemable Shares

     2.10 If the Corporation issues redeemable shares, the holders of those shares shall not be entitled to vote on any matter on or after the date on which
(a) written notice of redemption of the shares has been mailed to the holders of those shares, and (b) a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable authorization to pay the redemption price to the shareholders on the surrender of the share certificates.

                              Officers of Meetings

     2.11 The President, if present, shall preside at all meetings of shareholders. In the absence of the President, the most senior Executive Vice President (or, in the absence of any Executive Vice Presidents, the most senior Vice President) present at the meeting shall preside. In the absence of the President and all Vice Presidents, the Chairman shall preside at the meeting. The Secretary of the Corporation shall, if present, act as secretary at all meetings of shareholders. In the absence of the Secretary, any assistant secretary of the Corporation who is present may act as secretary of the meeting. If no assistant secretary is present, a temporary secretary for that particular meeting shall be designated by the presiding officer.

                                Order of Business

     2.12 The order of business at all meetings of the shareholders, unless changed by a majority vote of the shares entitled to vote at the meeting, shall be as follows:

          (a) Call to order;

          (b) Report on presence of quorum;

          (c) Reading or waiver of proof of mailing of notice of meeting and minutes of preceding meeting;

          (d) Designation of inspectors of election, if any;

          (e) Election of directors (if applicable);

          (f) Old business;

          (g) New business;

          (h) Reports of officers; and

          (i) Adjournment.

                                 Use of Ballots

     2.13 Elections of directors and other matters requiring shareholder approval need not be by ballot unless a shareholder requests a vote by ballot on a particular issue before the commencement of voting on that issue.

                                   Inspectors

     2.14 (a) Before any annual or special meeting of shareholders, the Board of Directors may appoint one or more inspectors to act as such at the meeting or any adjournment thereof.

          (b) In connection with any annual or special meeting of shareholders, if inspectors are not appointed by the Board of Directors or if they fail to appear, act or qualify, the presiding officer at the meeting may and, on the request of any shareholder entitled to vote at the meeting, shall appoint one or more individuals to act as inspectors at the meeting.

          (c) The inspectors shall determine the number of shares of capital stock outstanding and the voting power of each, the number of shares of capital stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. Inspectors need not be shareholders.

          (d) Before performing their duties, all inspectors shall sign an oath or affirmation to execute faithfully the duties of inspector with strict impartiality and according to the best of their abilities.

          (e) No person shall be elected a director at a meeting at which he or she has served as an inspector.

                                   Voting List

     2.15 At least ten days before each shareholders' meeting, the Secretary or any assistant secretary shall produce a list of shareholders entitled to vote at the meeting. The list shall be certified to be complete by the Secretary or assistant secretary or by a transfer agent duly appointed by the Board of Directors. The list, which may consist of cards or any equipment that permits a visual display, shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder of record. The list constitutes prima facie evidence of the identity of the shareholders entitled to examine such list or to vote at the meeting and shall be subject to the inspection of any shareholder during the meeting. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

                               Shareholder Counsel

     2.16 Until the conclusion of the first shareholders meeting following the effective date of these Amended and Restated Bylaws at which the election of directors to fill the new directorships created by these Amended & Restated Bylaws is ratified or effected by the shareholders, any shareholder may be accompanied by an attorney at any meeting of shareholders.

                                  Stock Ledger

     2.17 The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by paragraph 2.15 or the books of the Corporation, to vote in person or by proxy at any meeting of the shareholders or to execute any written consent of shareholders.

                        Article III. BOARD OF DIRECTORS

                    Responsibilities and Nature of the Board

     3.01 (a) Except as otherwise provided in the Corporation's certificate of incorporation, the business and affairs of the Corporation shall be managed by the Board of Directors. Directors must be at least eighteen years of age, but need not be residents of New Jersey, citizens of the United States, or shareholders of the Corporation unless the Corporation's certificate of incorporation so requires.

          (b) In discharging his or her duties to the Corporation, and in determining what he or she reasonably believes to be in the best interest of the Corporation, a director may, in addition to considering the effects of any action on the shareholders, consider any of the following: (1) the effects of the action on the Corporation's employees, suppliers, creditors, and customers;
(2) the effects of the action on the community in which the Corporation operates; and (3) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the Corporation.

          (c) If on the basis of the above factors, the Board of Directors determines that any proposal or offer to acquire the Corporation is not in the best interest of the Corporation, it may reject such proposal or offer. If the Board of Directors determines to reject any such proposal or offer, the Board of Directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

          (d) Until the conclusion of the first shareholders meeting following the effective date of these Amended and Restated Bylaws at which the election of directors to fill the new directorships created by these Amended and Restated By-laws is ratified or effected by the shareholders, neither the Board of Directors nor any committee thereof may approve any of the following: (a) transfer of the business of any office of the Corporation to any person or entity or closure of any office of the Corporation; (b) execution of any agreement with any entity to become the exclusive sales agent for the Corporation in any territory, including but not limited to any agreement similar to the independent sales and service agreements or site licensing agreements previously entered into by the Corporation; or (c) amendment or supplementation of any independent sales and service agreement(s) or site licensing agreement(s) previously entered into by the Corporation.

                        Number and Election of Directors

     3.02 (a) The Board of Directors shall consist of seven directors; provided that if, prior to the date on which these Amended and Restated Bylaws have become effective, the Board of Directors has increased the number of directors and elected one or more persons to fill the vacancies so created, the number of directors shall be further increased to the lowest number such that the number of vacancies so created, plus one, would be a majority of the number of directors.

          (b) The directors shall be elected at the annual meeting of the shareholders, except as provided in paragraph 3.12. Each director elected shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal.

          (c) Subject to the contract rights of any individual serving as Chairman, the Board of Directors shall have the authority to select one of its members to serve as Chairman. The Chairman shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors.

                                Regular Meetings

     3.03 Regular meetings of the Board of Directors shall be held, without call or notice, immediately following the annual meeting of shareholders of the Corporation, and with notice at any other time that the Board of Directors so determines.

                                Special Meetings

     3.04 A special meeting of the Board may be called for any purpose at any time by the President, the Chairman or a majority of Directors.

                               Notice of Meetings

     3.05 The Secretary shall give notice of the time, date, and place of each special meeting of the Board and of each regular meeting of the Board other than the meeting that immediately follows the annual meeting of shareholders. Except as otherwise required by New Jersey law or these bylaws, such notice need not state the purpose(s) of such meeting. Notice of each such meeting shall be given
(a) at least four hours before the meeting if given orally, (b) mailed, postage prepaid, to each director, addressed to such director at such director's residence or usual place of business, by registered mail, return receipt requested, delivered at least two days before the day on which such meeting is to be held, or (c) addressed to such director at such place by telegraph, telex, cable or wireless, or delivered to such director personally, or by facsimile, at least twenty-four hours before the time at which such meeting is to be held. A written waiver of notice, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. Neither the business to be transacted nor the purpose of any meeting of the Board of Directors need be specified in any written waiver of notice.

                              Location of Meetings

     3.06 Meetings of the Board of Directors may be held at any place within or outside the State of New Jersey, provided that the regular meeting of the Board following the annual meeting of shareholders is held at the same location as the annual meeting.

                      Unanimous Consent Instead of Meeting

     3.07 Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board may be taken without a meeting on the written consent of each member of the Board of Directors, which shall be filed with the minutes of the proceedings of the Board of Directors. Written consents by all of the members of the Board shall have the same effect as a unanimous vote of the Board for all purposes.

                                     Quorum

     3.08 Except as otherwise provided by the certificate of incorporation, each Director shall have one vote at meetings of the Board, and the participation of the Directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of business. Once a quorum for the transaction of business has been established at any meeting of the Board of Directors in accordance with this paragraph 3.08 it may not be broken by the departure of any director or directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

     3.09 Except as otherwise provided by law or the certificate of incorporation of the Corporation, every act or decision by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.

                         Use of Communication Equipment

     3.10 Where appropriate communication facilities are reasonably available, any or all of the members of the Board of Directors may participate in part or in all of a meeting of the Board by means of a conference telephone or by any other means of communication by which all persons participating in the meeting are able to hear each other.

                             Resignation and Removal

     3.11 (a) Any Director may resign at any time by written notice to the Corporation. A resignation shall be effective on receipt by the Corporation or at any later date specified by the resigning Director in the notice of resignation.

          (b) Any Director may be removed for cause by the Board. The Board shall also have the power to suspend Directors pending a final determination that cause exists for removal.

                                    Vacancies

     3.12 (a) A vacancy or vacancies in the Board of Directors shall be deemed to exist (1) in the case of the death, resignation, or removal of any Director;
(2) if the authorized number of Directors shall be increased; or (3) if, at any meeting at which Directors are to be elected, the shareholders fail to elect the authorized number of Directors to be elected at the meeting. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

          (b) Vacancies in the Board of Directors existing for any reason, including vacancies arising as a result of an increase in the number of Directors, shall be filled by the affirmative vote of the holders of a majority of the shares of stock of the Corporation issued and outstanding. A Director so elected to fill a vacancy shall hold office until a successor is elected and qualified at the next annual meeting of the shareholders.

          (c) If a Director resigns from the Board effective at some future date, the future vacancy may be filled by the affirmative vote of a majority of the Directors then in office, including the Director who has resigned, even if their number is insufficient to constitute a quorum. The term of the newly elected Director will begin when the resignation becomes effective. A Director elected to fill a future vacancy shall hold office from the effective date of the predecessor's resignation until a successor is elected and qualified at the next annual or special meeting of the shareholders.

          (d) If, for any reason, the Corporation has no Directors in office, any shareholder, or the executor or administrator of a deceased shareholder, has the right to call a special meeting of shareholders for the election of Directors. Any shareholder electing to exercise this right shall give notice of the meeting in accordance with paragraph 2.02 of these by-laws.

               Common Directorships; Directors' Personal Interest

     3.13 (a) It shall not be necessary for a Director to leave a meeting of the Board (or committee thereof) or abstain from voting merely because the Board (or committee thereof) may be voting on (1) a transaction between the Corporation and that Director or (2) a transaction between the Corporation and one or more entities in which that Director is interested, whether as a director of that entity or otherwise, and whether alone or with other Directors. However, such a transaction may be approved by the Board (or committee thereof) only if (x) the Board of Directors (or committee thereof) finds that the condition set forth in N.J.S.A. 14A:6-8(1) (a) is satisfied, which finding shall be recorded in the minutes of the meeting or in the unanimous written consent of the Board of Directors, and (y) the condition set forth in N.J.S.A. 14A:6-8(1) (b) or (c) is satisfied.

          (b) Common or interested Directors may be counted in determining the presence of a quorum at a Board meeting at which a transaction described in subparagraph 3.13 (a) above is authorized, approved or ratified.

          (c) The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors, officers or otherwise.

                                Presiding Officer

     3.14 The President, if a member of the Board of Directors, shall preside at all meetings of the board at which he or she is present. If the President is not present, the Chairman shall preside at all meetings of the Board at which he or she is present. If the President and the Chairman are not present, the Board shall select one person from among its members present at the meeting to preside at the meeting. If the Secretary or any Assistant Secretary is present at meetings of the Board, that person shall record the minutes; if neither the Secretary nor assistant secretary is present, the Board shall select one person from among its members present at the meeting to record the minutes.

                                  Adjournments

     3.15 A majority of the members of the Board present at a meeting of the Board may adjourn any Directors' meeting to meet again at a time and place fixed in the resolution adjourning the meeting. Notice need not be given if the period of adjournment does not exceed ten days, and the time and place of the adjourned meeting are fixed in the resolution.

                            Compensation of Directors

     3.16 Directors shall be compensated for their services and reimbursed for their expenses as employees, officers, Directors, and members of Board committees. The Board shall periodically determine a reasonable basis for compensation, and a majority of the Board must adopt any resolution determining compensation. The Board may, if it deems it appropriate, provide for reduced or no additional compensation for Board members who are compensated employees of the Corporation.

                                Dissenting Votes

     3.17 Any Director who disagrees with any action taken by the Board of Directors shall have the right to record a dissent in the minute books of the Corporation; provided, however, that the legal effect of that action shall be governed by applicable law.

                             Article IV. Committees

                           Establishment of Committees

     4.01 The Board of Directors may designate an executive committee from among its members, consisting of two or more Directors, and may at any time designate additional committees, each of which shall consist of two or more Directors, by the affirmative vote of a majority of the entire Board. Subject to the limitations contained in paragraph 3.01 above and in paragraph 4.08 below, the executive committee shall have the maximum authority permitted by law in effect at the time of the exercise of that authority. Each additional committee shall have the authority, not exceeding the authority of the executive committee, specified by the Board in resolution adopted by a majority of the entire Board.

                         Presiding Officer and Secretary

     4.02 If the President is a member of any committee, the President shall serve as the chairperson of the committee. If the President is not a member of a committee but the Chairman is, the Chairman shall serve as the chairperson of the committee. If neither the President nor the Chairman is a member of a committee, then the committee may choose one of its members to act as chairperson, unless the Board designates a chairperson. Each committee shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

                                    Vacancies

     4.03 Vacancies in the membership of any committee may be filled by the Board, pursuant to a resolution adopted by a majority of the entire Board, for the unexpired term of the member whose death, resignation, removal or disability caused the vacancy.

                                    Meetings

     4.04 Each committee shall adopt its own rules of procedure. Each committee shall meet at whatever times it may determine by resolution, and shall also meet whenever called together by the Board. Members of committees may attend meetings through the medium of communications equipment, in the same manner as members of the Board; any committee may act by unanimous written consent instead of a meeting, in the same manner as the Board. Written consent submitted by all of the members of a committee shall have the same effect as a unanimous vote of the committee for all purposes.

                               Notice of Meetings

     4.05 If a committee establishes regular meeting dates, it shall not be necessary to given notice of a regular meeting. Notice of every special meeting shall be given in the manner and within the time periods specified in these by-laws with respect to notices of special meetings of the Board.

                                 Quorum; Voting

     4.06 Except as otherwise provide by the certificate of incorporation, each Director shall have one vote at a meeting of the Board committee, and the participation of the Directors with a majority of the votes of the committee shall constitute a quorum for the transaction of business. A quorum at any meeting of any committee shall be a majority of the entire committee, except that if any committee consists of only one member, then that one Director constitutes a quorum. Every act or decision by a majority of the Directors present at a duly held committee meeting at which a quorum is present shall be regarded as the act of the committee.

                                     Reports

     4.07 Actions taken at a meeting of any committee shall be reported to the board at its next meeting, except that when the meeting of the Board is held within two days after a committee meeting, the report may be made at the second Board meeting following the committee meeting.

                              Limitations on Powers

     4.08 No committee of the board shall have authority to do any of the following:

          (a) Make, alter or repeal any by-law of the Corporation;

          (b) Elect or appoint any Director, or remove any officer or Director;

          (c) Submit to the shareholders any action that requires their approval; or

          (d) Amend or repeal any resolution adopted by the board that by its terms is amendable or repealable only by the Board.

                               Powers of the Board

     4.09 By resolution adopted by a majority of the entire Board, the Board shall have the power to:

          (a) Appoint one or more Directors to serve as alternate members of any committee and to act in the absence or disability of members of any committee with all the powers of the absent or disabled members;

          (b) Abolish any committee at its pleasure; and

          (c) Remove any Director from membership on any committee at any time, with or without cause.

                          Article V. WAIVER OF NOTICE

                             Requirements for Waiver

     5.01 Any notice required to be given pursuant to these by-laws may be waived in writing either before or after the meeting that is the subject of the notice. Copies of the waivers shall be filed in the minute book of the Corporation promptly after they are given. The attendance of any Director, committee member, or shareholder at a meeting without protesting the lack of notice before the conclusion of the meeting constitutes a waiver of the right to notice.

                               Nature of Business

     5.02 A waiver of notice of a Board of a Board meeting need not specify the nature of business transacted or to be transacted at the meeting or the purpose of the meeting. A waiver of notice of a shareholders' meeting shall specify the nature of business transacted or to be transacted at the meeting and the purpose of the meeting.

                              Article VI. OFFICERS

                                    Election

     6.01 The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and any other officers, including without limitations one or more Executive Vice Presidents, one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries as the Board deems necessary. All officers shall be elected by the Board of Directors. The President, Treasurer, Secretary, and any other officers that the Board considers appropriate shall be elected at the regular Board meeting immediately following the annual meeting of shareholders. Any two or more officers may be held by the same person; provided, however, that no officer shall be authorized to verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two or more officers.

                               Additional Officers

     6.02 The Board of Directors may from time to time elect any other officers that it deems necessary, who shall hold their offices for the terms and have the powers and duties prescribed by the Board.

                      Election and Term of Office; Removal

     6.03 Each officer shall hold office from the date elected until the next annual election of officers, and until a successor has been elected unless the officer has previously resigned or been removed. All officers of the Corporation shall hold office at the pleasure of the Board of Directors.

                                    Vacancies

     6.04 Any vacancy in the offices of President, Treasurer, and Secretary shall be filled promptly by the Board at any special or regular meeting. Any vacancy in any other office may be filled by the Board at its discretion at any special or regular meeting.

                       Removal, Suspension and Resignation

     6.05 (a) Any officer elected by the Board may be removed by the Board either with or without cause. Any officer elected by the shareholders may be removed, without cause, only by the shareholders. However, the Board may suspend for cause the authority of an officer appointed by the shareholders pending shareholder action. The removal or suspension of an officer shall be without prejudice to any contract rights that the officer may have. Election of an officer shall not, in and of itself, create contract rights.

          (b) Any officer may resign at any time by giving written notice to the Board or to the President. The resignation will be effective on receipt, or at any later time specified in the resignation. Unless otherwise specified in the resignation, its acceptance is not necessary to make it effective.

                                Powers and Duties

     6.06 The officers of the Corporation shall have the responsibilities set forth in these by-laws. The officers may have additional responsibilities as determined by the Board of Directors, the Executive Committee (if any), and, in the case of all officers other than the President, the President, provided that any additional responsibilities are not inconsistent with the provisions of these by-laws. Without limiting the foregoing, the officers shall have the following duties and responsibilities:

          (a) The President shall be the chief executive officer of the Corporation and, as such, shall have general supervision over the business and affairs of the Corporation, subject to the control of the Board of Directors. The President shall be a member ex officio of each standing committee to which he or she is not personally appointed. Subject to the control of the Board of Directors, the President may enter into any contract or execute and deliver any instruments on behalf of the Corporation. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors that he or she attends. In general, the President shall perform all duties incident to the office of the President, and any other duties that may be assigned by the Board of Directors.

                                 Vice President

          (b) In the order of their seniority unless otherwise determined by the Board of Directors, the Executive Vice Presidents (if any) shall perform the functions of the President in the absence or disability of the President. In addition, they shall perform all other functions prescribed by the President or the Board of Directors. In the order of their seniority unless otherwise determined by the Board of Directors, the Vice Presidents (if any) shall perform the functions of the President in the absence or disability of the President and the Executive Vice President. They shall perform all other duties and have whatever other powers prescribed by the President or the Board of Directors.

                                    Treasurer

          (c) The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. The Treasurer shall deposit all funds in the name of the Corporation in the institutions selected by the Board of Directors. The Treasurer shall keep or cause to be kept books of account on behalf of the Corporation and shall make these books available to any of the Directors of the Corporation during business hours at the office of the Corporation where the books and records are kept. In general, the Treasurer shall perform all the duties incident to the office of the Treasurer and any other duties as may be assigned by the President or the Board of Directors.

                               Assistant Treasurer

          (d) Assistant Treasurers shall perform all of the duties and responsibilities of the Treasurer whenever the Treasurer is unavailable to perform the duties of the office, and shall perform all other duties as may be assigned to them by the Board of Directors, the President or the Treasurer.

                                    Secretary

          (e) The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and shall keep the minutes of those meetings in a book or books to be provided for that purpose. The Secretary shall cause notices of meetings to be given in accordance with these by-laws. In general, the Secretary shall perform all the duties incident to the office of the Secretary and any other duties as may be assigned by the President or the Board of Directors.

                              Assistant Secretaries

          (f) Assistant Secretaries shall perform all of the duties and responsibilities of the Secretary whenever the Secretary is unavailable to perform the duties of the office, and shall perform all other duties and exercise all other powers as may be assigned to them by the Board of Directors, the President or the Secretary.

     6.07 Notwithstanding anything contained in these Amended & Restated Bylaws, no officer may, without the prior approval of the Board of Directors at a duly called meeting of the Board, approve or effect any of the following: (a) transfer of the business of any office of the Corporation to any person or entity or closure of any office of the Corporation; (b) execution of any agreement with any entity to become the exclusive sales agent for the Corporation in any territory, including but not limited to any agreement similar to the independent sales and service agreements or site licensing agreements previously entered into by the Corporation; or (c) amendment or supplementation of any independent sales and service agreement(s) or site licensing agreement(s) previously entered into by the Corporation.

                              Article VII. SHARES

                               Form and Signature

     7.01 The certificates for shares of the Corporation shall be in the form determined by the Board of Directors, subject to these by-laws, the certificate of incorporation, and applicable provisions of law. Each certificate shall indicate that the Corporation is organized under the laws of the State of New Jersey, and shall set forth the registered holder's name and the number of shares. Each certificate shall be signed by the President or any Executive Vice President and the Treasurer, any assistant Treasurer, the Secretary or any Assistant Secretary, and shall bear the seal of the Corporation or its facsimile. If any certificate is countersigned by a transfer agent or registrar who is not an officer or any employee of the Corporation, any and all other signatures may be facsimiles. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on, any certificate shall have ceased to serve in that capacity before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person continued to serve in his or her former capacity at the date of the certificate's issue. Provided that it otherwise complies with the requirements of this paragraph 7.01 and applicable provisions of law, a card that is punched, magnetically coded, or otherwise treated so as to facilitate machine or automatic processing may be used by the Corporation as a share certificate.

                      Description of Rights and Preferences

     7.02 If the Corporation is at any time authorized to issue shares of more than one class, then each share certificate issued by the Corporation shall contain the following information on the face or back of the certificate, or shall state that the Corporation will furnish the following information to any shareholder on request and without charge:

          (a) The designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as they have been determined; and

          (b) The authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series.

                            Replacement Certificates

     7.03 The Board of Directors may direct that a new share certificate be issued to replace any certificate alleged to have been lost, destroyed, or wrongfully taken, on written notice received from the shareholder before the Corporation is informed that the share has been acquired by a bona fide purchaser. The notice require from the shareholder shall be in the form of an affidavit showing that the certificate has been lost, destroyed or wrongfully taken. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the certificate's issuance, require the shareholder or the shareholder's legal representative to file a bond with the Corporation in whatever reasonable sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or wrongfully taken. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to judicial proceedings under the laws of the State of New Jersey.

                             Transfer of Securities

     7.04 (a) The Corporation's registered securities shall be transferable only on the books of the Corporation. Transfer shall be permitted only by the person in whose name the securities appear on the Corporation's books, by that person's legal representative, or by that person's attorney if authorized by power of attorney duly executed and filed with the Corporation or its transfer agent. Transfers of registered securities may be made on surrender to the Corporation or to its agents of an outstanding certificate or certificates representing the security with a duly executed assignment and authorization to transfer endorsed on or attached to the certificate, together with proof of the authenticity of the signature and of the power of the assignor to transfer the security as the Corporation or its agents may require and the payment of all taxes thereon. On surrender, the Corporation or its agent shall issue a new certificate to the person entitled to it, cancel the old certificate, and record the transaction on its books. Except as provided in these by-laws or by the laws of the State of New Jersey, the person in whose name registered securities stand on the books of the Corporation shall be deemed the owner for all purposes including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares of capital stock shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

          (b) The Board of Directors may make such additional rules and regulations, not inconsistent with these bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of capital stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

                       Record date for Dividends or Rights

     7.05 The Board of Directors may fix, in advance, a date as the record date for determining the shareholders entitled to receive payment of any dividend or the allotment of any right. The record date may in no case precede the date upon which the resolution fixing the record date is adopted or be more than sixty days before the event to which it relates. If the Board of Directors does not fix a record date in connection with these matters, then the record date with respect to these matters shall be at the close of business on the day on which the Board adopts the resolution authorizing a dividend or allotment of rights.

                 Issue of New Shares or Sale of Treasury Shares

     7.06 Shares of the Corporation that are authorized but not yet issued and treasury shares may be issued or sold from time to time for the consideration determined by the Board of Directors, but in no case for less than par value, subject to the provisions of the certificate of incorporation and the New Jersey Business Corporation Act.

                           Article VIII. FISCAL YEAR

                                   Designation

     8.01 The fiscal year of the Corporation shall end on the last day of September each year.

                             Article IX. AMENDMENTS

                              Amendments in General

     9.01 The power to alter, amend, or repeal these by-laws is vested in both the shareholders and the Board of Directors, subject to paragraphs 9.02 and 9.03 below.

                           Amendments by Shareholders

     9.02 Any by-law made or amended by the Board of Directors may be amended or repealed by the shareholders, and new by-laws may be added by the shareholders. The following by-law provisions have been adopted by the shareholders and may not be altered or repealed by the Board: 2.02, 2.03(d), 2.05, 206(a), 2.07, 2.11, 2.14(a), (b), (c), 2.15, 2.16. 2.17, 3.01(d), 3.02, 3.04, 3.05, 3.07,
3.08, 3.12(b), 3.13(a), 3.14, 4.01, 4.02, 6.04, 6.07, 7.03, 7.04, 7.05, 9.02,
9.04, 10.05.

                      Amendments by the Board of Directors

     9.03 Any by-law made or amended by the shareholders may be amended or repealed by the Board of Directors, and new by-laws may be added by the Board of Directors unless the shareholders prescribe in the by-law that it shall not be altered or repealed by the Board.

     9.04 These Amended and Restated By-Laws have been adopted by written consent of holders of a majority of the shares of capital stock of the Corporation entitled to vote on such adoption, and shall become effective on the later of the date and time of adoption and the earliest date and time permitted by applicable law (the "Effective Date"). No by-law or amendment to any by-law adopted by the Board of Directors subsequent to the date of adoption of these Amended and Restated By-Laws and prior to the Effective Date shall be effective, and upon the Effective Time any such by-law or amendment shall be of no force or effect, even if purported to be or become effective on or after the Effective Date.

                            Article X. MISCELLANEOUS

                                      Seal

     10.01 The Corporation's seal shall be inscribed with the name of the Corporation, the year of its incorporation, and the words "New Jersey". The seal may be used by causing it or a facsimile to be impressed or reproduced on a document or instrument, or affixed to a document or instrument.

                        Maintenance of Books and Records

     10.02 The Corporation shall maintain books and records of account and minutes of the meetings of its shareholders and Directors, including meetings of committees of the Board. These documents shall be maintained at one or more locations within or outside the State of New Jersey, the location or locations to be designated by the Board of Directors. Each of these documents shall be in written form or in any other form capable of being converted into written form within a reasonable time.

                         Inspection of Corporate Records

     10.03 Any shareholder of record of the Corporation who has been a shareholder of record for at least six months immediately preceding his or her demand and any person holding at least five percent of the outstanding shares of any class or series shall have the right, on at least five days' written demand to the President or the Secretary of the Corporation and for a purpose deemed proper under any applicable law, to examine in person, by in person or by an agent or attorney, during usual business hours, the minutes of the Corporation's shareholders' meeting and the Corporation's record of its shareholders and to make extracts. The examination shall take place where the minutes and record are maintained.

                             Execution of Contracts

     10.04 The Board of Directors may authorize any person to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Authorization may be general or specific.

                       Voting Shares of Other Corporations

     10.05 The President, the Chairman and any Executive Vice President or Vice President are authorized to vote any shares of any other corporation or corporations standing in the name of the Corporation in accordance with a resolution of the Board of Directors. This authority may be exercised by these officers wither in person, by proxy, or by a duly executed power or attorney.

                                      Bonds

     10.06 The seal of the Corporation and any or all signatures of the officers or other agents of the Corporation on a bond of the Corporation and on any coupon attached to the bond may be facsimiles if the bond is countersigned by an officer or other agent of a trustee or by other certifying or authenticating authority. If any officer or other agent of the Corporation who has signed or whose facsimile signature has been placed on a bond or coupon has ceased to be an officer or agent before the bond is issued, the bond may be issued by the Corporation with the same effect as if that person were an officer or agent at the date of its issue.

                                 Indemnification

     10.07 Every person who is or was a director or officer, employee or agent of the Corporation, or any person who serves or has served, in any capacity with any other enterprise at the request of the Corporation, shall be indemnified by the Corporation to the fullest extent permitted by law. The Corporation shall indemnify the persons listed above against all expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may have become involved by reason of being or having been a director or officer of the Corporation, or by reason of serving or having served another enterprise at the request of the Corporation, whether or not in the capacities of directors or officers of the Corporation at the time the expenses or liabilities are incurred.

                        Article XI. EMERGENCY PROVISIONS

     11.01 The following provisions shall govern and shall supersede any other provisions in these by-laws in the event of an emergency.

          (a) For purposes of this Article XI, the following terms shall have the following meanings:

               1. "Emergency" shall mean an emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.

               2. "Emergency list" shall mean the most current list in effect pursuant to paragraph 11.02.

               3. "Listed officers" shall mean the officers listed on the "emergency list".

               4. "Principal headquarters" shall mean the principal place of business of the Corporation. If use of the principal place of business is not practical during an emergency, the "principal headquarters" shall mean the place of business at which the largest number of employees remains employed by the Corporation during the emergency.

          (b) In the event of an emergency, the senior officer of the Corporation present at the principal headquarters shall call an initial emergency meeting of the Board of Directors to be held as soon as practicable after the commencement of the emergency. The officer shall use his or her best efforts to notify each Director and each listed officer of the time and location of the meeting, but no action taken at the meeting or during the emergency shall be invalidated by reason of the fact that any Director or listed officer could not be notified of the time and location of the meeting.

          (c) A Director or listed officer may participate in any Board meeting held during the emergency by means of any communications device that enables him or her to hear the person presiding at the meeting and enables the presiding officer to hear that Director or listed officer. It shall not be necessary for each Director or listed officer to hear all other Directors and listed officers.

          (d) For purposes of the initial emergency meeting, the Board of Directors shall be deemed to consist of the Directors who attend or otherwise participate at the initial emergency meeting together with those listed officers who both (1) attend or otherwise participate at the initial emergency meeting and (2) are designated as "Special Directors" by the Directors participating at the meeting, by the Senior Officer. The number of listed offers who shall be designated as Special Directors shall be the lesser of (1) the number of listed officers participating at the meeting or (2) the difference between the number of Directors on the Board immediately before the commencement of the emergency and the number of Directors participating at the initial emergency meeting. If the number of Special Directors to be designated is smaller than the number of listed officers participating at the meeting, the listed officers shall be designated in the order of priority set forth in the emergency list.

          (e) Actions to be taken at the initial emergency meeting shall require the affirmative vote of a majority of the Directors and Special Directors participating at the meeting. No quorum requirement shall apply with respect to the meeting.

          (f) At the initial emergency meeting, the Directors and Special Directors shall adopt whatever procedures they deem appropriate with respect to further Board meetings during the course of the emergency, provided that the following conditions shall apply:

               1. At these further Board meetings, the Board shall be deemed to consist of all Directors who participate at the meetings, together with those listed officers who were designated as Special Directors for purposes of the initial emergency meeting.

               2. No quorum requirements shall apply with respect to these meetings. Actions to be taken at these meetings shall require the affirmative vote of a majority of the Directors and Special Directors participating at the meetings.

               3. The procedures to be developed shall, to the maximum extend feasible under the circumstances, be consistent with the provisions of these by-laws that apply in the absence of any emergency; provided, however, that any procedure used shall be valid unless it bears no reasonable relationship to the circumstances.

     11.02 The Board of Directors shall maintain a list of officers eligible to participate in Board meetings as Special Directors pursuant to paragraph 11.01. The list shall set forth the titles of the eligible officers and shall rank these listed officers in order of priority. In the event that the Corporation fails to maintain this list, the emergency list shall be as follows:

          (a) President;

          (b) Executive Vice Presidents (if any), in the order in which they were elected;

          (c) Vice Presidents (if any), in the order in which they were elected;

          (d) Treasurer; and

          (e) Secretary.